Exhibit 99.1

Tronox Reports First Quarter 2019 Financial Results

First Quarter 2019 Highlights:
●
Revenue of $390 million down 12 percent versus first quarter 2018; down 9 percent excluding $12 million of revenue in prior-year quarter from Electrolytic business sold in September 2018; primary drivers were 10 percent lower pigment sales volumes and $6 million of unfavorable Euro translation

●	Revenue down 9 percent versus fourth quarter 2018, as higher pigment sales volumes were more than offset by lower zircon, feedstock and pig iron sales volumes due to shipment timing

●
Income from operations of $16 million; Adjusted EBITDA of $80 million (Non-GAAP) reflected transitioning TiO2 pigment market conditions that improved as the quarter was completed and the financial impact of certain actions taken in operations in preparation for moving from a long to short feedstock position following the closing of the Cristal acquisition

●
For the second quarter 2019, Adjusted EBITDA (Non-GAAP) of $125 million to $135 million expected for legacy Tronox driven by improved pigment market conditions, increased zircon shipments and the margin benefits of the actions taken in operations prior to closing the Cristal acquisition (1)

●	GAAP diluted loss per share ($0.27); adjusted diluted loss per share of ($0.18) (Non-GAAP)

●
Continued to successfully work with our pigment customers on margin stability initiatives; TiO2 pigment selling prices 2 percent lower than prior-year quarter and 1 percent lower than prior quarter on local currency basis

Strategic Developments:
●	Transformational acquisition of Cristal TiO2 business completed on April 10, 2019

●
Sale of Cristal’s former North American TiO2 business to INEOS Enterprises for $700 million closed on May 1, 2019 and divestiture of 8120 paper laminate grade to Venator Materials closed on April 26, 2019

●	Repurchased 14 million Tronox shares directly from Exxaro Resources at a price of $14.32 per share on May 9, 2019, using portion of proceeds from INEOS transaction
 _________________________________________

1)
For the Company’s guidance with respect to second quarter 2019 Adjusted EBITDA, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain or out of our control, or cannot be reasonable predicted.

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STAMFORD, Conn., (May 9, 2019) – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, reported revenue of $390 million for the first quarter 2019, down 12 percent from $442 million in the prior-year quarter and down 9 percent from $429 million in the prior quarter.  Excluding revenue of $12 million in the year-ago quarter from the Electrolytic business sold in September 2018, revenue declined 9 percent versus the prior-year quarter.  Income from operations of $16 million compared to $14 million in the year-ago quarter and $68 million in the prior quarter.  Net loss attributable to Tronox of $34 million, or ($0.27) per diluted share, compared to a net loss attributable to Tronox of $44 million, or ($0.36) per diluted share, in the year-ago quarter and a net loss attributable to Tronox of $5 million, or ($0.05) per diluted share in the prior quarter.  Net loss attributable to Tronox in the first quarter 2019 included transaction costs primarily related to the Cristal acquisition, debt modification costs and a charge to indemnify Exxaro Resources for capital gains tax pursuant to the Mineral Sands Completion Agreement that, combined, totaled $11 million or $0.09 per diluted share.  Excluding these items, adjusted net loss attributable to Tronox (Non-GAAP) was $23 million, or ($0.18) per diluted share.  Adjusted EBITDA of $80 million compared to $117 million in the prior-year quarter and $120 million in the prior quarter.

The Board of Directors declared a quarterly dividend of $0.045 per share payable on May 31, 2019, to shareholders of record of the company’s ordinary shares at the close of business on May 20, 2019.

Jeffry Quinn, chairman and chief executive officer of Tronox commented on the recent developments by noting, “The closing of the game-changing Cristal acquisition comes at an opportune time, as pigment markets in Europe and Asia are stabilizing, inventories are normalizing as destocking runs its course, and North American market conditions remain resilient. We continue to successfully work with our pigment customers on our unique win-win margin stability initiative and now with the closing of the Cristal transaction, we will accelerate our work on this important initiative.”

Discussing the unique positioning of Tronox as an integrated pigment producer in favorable feedstock conditions, Quinn stated, “Furthermore, we are in an advantaged position to benefit from both zircon and feedstock integration. We expect zircon to continue to deliver significant profitability and margin enhancement,” Quinn continued, “and we expect to fully derive the benefits of vertical integration in future quarters that were substantially muted in the first quarter.”

Finally, because of these positive developments, Quinn stated, “For the second quarter of 2019, we expect Adjusted EBITDA (Non-GAAP) to range between $125 million to $135 million for legacy Tronox, a substantial increase from the first quarter.”
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First Quarter 2019

First Quarter 2019 versus First Quarter 2018

Revenue of $390 million was 12 percent lower than $442 million in the year-ago quarter primarily due to lower pigment sales volumes, the absence of revenue from the Electrolytic business sold in September 2018 and unfavorable Euro translation, partially offset by higher zircon selling prices.  Revenue was 9 percent lower excluding $12 million of revenue from the Electrolytic business in the prior-year quarter.

Pigment sales of $286 million compared to $333 million in the year-ago quarter.  Sales volumes were 10 percent lower as customer destocking in Europe and Asia continued in the first quarter.  Selling prices were 2 percent lower on a local currency basis and 5 percent lower on a U.S. dollar basis, as translation of the Euro was a $6 million headwind on revenue.

Titanium feedstock and co-products sales of $104 million increased 7 percent from $97 million in the year-ago quarter.  Zircon sales of $64 million increased 5 percent from $61 million in the year-ago quarter driven by 17 percent higher selling prices, partially offset by 10 percent lower sales volumes due to the timing of shipments.  Pig iron sales of $19 million were level to the year-ago quarter, as 2 percent higher selling prices were offset by 2 percent lower sales volumes.  Feedstock and other products sales of $21 million increased from $17 million in the year-ago quarter primarily driven by higher synthetic rutile and slag fines sales volumes.  There were no ilmenite sales in the first quarter compared to $5 million in the year-ago quarter, as we were not actively selling ilmenite in the market in preparation for increased internal requirements following the closing of the Cristal acquisition.

Adjusted EBITDA of $80 million was 32 percent lower than $117 million in the year-ago quarter.  Higher zircon selling prices and favorable foreign exchange on costs were more than offset by lower pigment and zircon sales volumes, unfavorable overhead absorption related to planned maintenance in South Africa, higher costs for coke, electrodes, anthracite and labor, higher one-time SG&A costs associated with re-domiciliation and other initiatives, and a $9 million royalty refund received in the year-ago quarter.

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First Quarter 2019 versus Fourth Quarter 2018

Revenue of $390 million decreased 9 percent from $429 million in the prior quarter, as higher pigment sales volumes were more than offset by lower sales volumes for feedstock, zircon and pig iron due to the timing of shipments.

Pigment sales of $286 million increased 9 percent from $263 million in the prior quarter.  Sales volumes increased 10 percent driven by the normal seasonal increase coupled with positive momentum in March in European and Asian markets as destocking runs its course.  Selling prices were 1 percent lower on a local currency basis and 2 percent lower on a U.S. dollar basis.  The impact of translation of the Euro on pigment sales was negligible compared to the prior quarter.

Titanium feedstock and co-products sales of $104 million decreased 37 percent from $166 million in the prior quarter, driven by lower sales volumes for CP slag, zircon and pig iron due to the timing of shipments.  Zircon sales of $64 million were 22 percent lower than $82 million in the prior quarter, as 3 percent higher selling prices were more than offset by a 24 percent decline in sales volumes due to shipment timing.  Pig iron sales of $19 million decreased 24 percent from $25 million in the prior quarter on 24 percent lower sales volumes, also due to shipment timing, while selling prices were level.  Feedstock and other products sales of $21 million decreased 64 percent from $59 million in the prior quarter.  There were no ilmenite sales in the current or prior quarter, and there were no CP slag sales in the current quarter in preparation for increased internal requirements following the closing of the Cristal acquisition, compared to $29 million of sales in the prior quarter.

Adjusted EBITDA of $80 million was 33 percent lower than $120 million in the prior quarter, driven primarily by lower sales volumes for feedstock and zircon due to shipment timing, unfavorable foreign exchange on costs and higher pigment unit costs related to planned maintenance undertaken in the fourth quarter 2018 that reduced margins on pigment products sold in the first quarter.

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Other Financial Information

Selling, general and administrative expenses were $67 million compared to $76 million in the year-ago quarter and $50 million in the prior quarter.  Selling, general and administrative expenses primarily attributable to the Cristal acquisition were $8 million in the first quarter 2019 compared to $20 million in the year-ago quarter and $7 million in the prior quarter.  Interest expense of $49 million was level to the year-ago quarter and prior quarter.  On March 31, 2019, debt was $3,375 million and debt, net of cash and cash equivalents, was $1,641 million, including $666 million of cash restricted for the Cristal transaction.  Liquidity was $1,947 million comprised of cash and cash equivalents of $1,734 million, including $666 million of restricted cash, and $213 million available under revolving credit agreements.  In the first quarter 2019, capital expenditures were $25 million and depreciation, depletion and amortization expense was $47 million.

Webcast Conference Call

Tronox will conduct a webcast conference call on Friday, May 10, 2019, at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  tronox.com
Dial-in Telephone Numbers:
U.S. / Canada: +1.877.831.3840
International: +1.253.237.1184
Conference ID: 3492939

Conference Call Presentation Slides will be used during the conference call and are available on our website: tronox.com

Conference Call Replay: Available via the internet and telephone beginning on May 10, 2019, 1:30 p.m. ET (New York),until May 16, 2019, 11:59 p.m. ET (New York)
Internet Replay: tronox.com
Replay Dial-in Telephone Numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 3492939

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Upcoming Conferences and Investor Meetings

During the second quarter of 2019 a member of management is scheduled to present at the following conferences:

●	Tronox Investor Conference, New York, May 30, 2019

●	Deutsche Bank Global Industrial & Materials Summit, Chicago, June 6, 2019

●	Barclays High Yield Conference, Colorado Springs, CO, June 6-7, 2019

●	Vertical Research Partners Materials Conference, New York, June 18, 2019

●	Citi Leveraged Finance Conference, Park City, UT, June 19-21, 2019

●	BMO Capital Markets Chemicals & Materials Conference, New York, June 27, 2019

Accompanying conference and meeting materials will be available at http://investor.tronox.com

About Tronox

Tronox Holdings plc is one of the world’s leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit Tronox.com.

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Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company’s filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2018.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  With these first quarter of 2019 results, we have modified our definition of the Adjusted EBITDA metric to now exclude all realized and unrealized gains and losses caused by foreign currency re-measurement to be more consistent with how we report this metric to our lenders.  We have revised the comparable periods for consistency.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.
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For the Company’s guidance with respect to second quarter 2019 Adjusted EBITDA, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measure, or reconciliation to such GAAP financial measure, because certain items that impact such measure are uncertain or out of our control, or cannot be reasonably predicted.

Management believes these non-U.S. GAAP financial measures:

●
Reflect the ongoing business of Tronox Holdings plc in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

●	Provide useful information to investors and others in understanding and evaluating the operating results and future prospects of Tronox Holdings plc;

●
Provide an additional view of the operating performance of the company by adding interest expense & income, income taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt, stock-based compensation charges, transaction costs associated with acquisitions, foreign currency re-measurements, impairments, settlements of pension and postretirement plans, impacts of tax settlements on non-income related taxes, severance expense, and noncash pension and postretirement expense and accretion expense are made to exclude items that are either non-cash or unusual in nature;

●
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

●
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Holdings plc” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Brennen Arndt
+1.646.960.6598

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TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2019	2018
Net sales	$390	$442
Cost of goods sold	307	327
Gross profit	83	115
Selling, general, and administrative expenses	67	76
Impairment loss	-	25
Income from operations	16	14
Interest expense	(49)	(49)
Interest income	9	8
Loss on extinguishment of debt	(2)	-
Other expense, net	(2)	(9)
Loss before income taxes	(28)	(36)
Income tax provision	(2)	(5)
Net loss	(30)	(41)
Net income attributable to noncontrolling interest	4	3
Net loss attributable to Tronox Holdings plc	$(34)	$(44)

Net loss per share, basic and diluted	$(0.27)	$(0.36)

Weighted average shares outstanding, basic and diluted (in thousands)	124,296	122,327

Other Operating Data:
Capital expenditures	$25	$28
Depreciation, depletion and amortization expense	$47	$48

TRONOX HOLDINGS PLC
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET LOSS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Three Months Ended March 31,
	2019	2018

Net loss attributable to Tronox Holdings plc (U.S. GAAP)	$(34)	$(44)
Impairment loss (a)	-	25
Transaction costs (b)	8	20
Loss on extinguishment of debt (c)	2	-
Charge for potential capital gains tax payment to Exxaro (d)	1	-

Adjusted net (loss) income attributable to Tronox Holdings plc (non-U.S. GAAP)	$(23)	$1

Diluted net loss per share (U.S. GAAP)	$(0.27)	$(0.36)

Impairment loss, per share	-	0.21
Transaction costs, per share	0.06	0.16
Loss on extinguishment of debt, per share	0.02	-
Charge for potential capital gains tax payment to Exxaro	0.01	-

Diluted adjusted net (loss) income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$(0.18)	$0.01

Weighted average shares outstanding, diluted (in thousands)	124,296	126,117

(a) Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.

(b) Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(c) Represents the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver.
(d) Represents the potential payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.

TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(Millions of U.S. dollars, except share and per share data)

	March 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$1,068	$1,034
Restricted cash	666	662
Accounts receivable, net of allowance for doubtful accounts	300	317
Inventories, net	486	479
Prepaid and other assets	49	50
Income taxes receivable	2	2
Total current assets	2,571	2,544

Noncurrent Assets
Property, plant and equipment, net	992	1,004
Mineral leaseholds, net	787	796
Intangible assets, net	169	176
Lease right of use assets	62	-
Deferred tax assets	35	37
Other long-term assets	110	85
Total assets	$4,726	$4,642

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$150	$133
Accrued liabilities	119	140
Short-term lease liabilities	19	-
Short-term debt	94	-
Long-term debt due within one year	58	22
Income taxes payable	2	5
Total current liabilities	442	300

Noncurrent Liabilities
Long-term debt, net	3,223	3,139
Pension and postretirement healthcare benefits	91	93
Asset retirement obligations	70	68
Long-term lease liabilities	44	-
Long-term deferred tax liabilities	159	163
Other long-term liabilities	17	17
Total liabilities	4,046	3,780

Commitments and Contingencies
Shareholders’ Equity
Tronox Holdings plc ordinary shares, par value $0.01 — 125,738,462 shares issued and outstanding at March 31, 2019 and 123,015,301 shares issued and 122,933,845 shares outstanding at December 31, 2018	1	1
Capital in excess of par value	1,584	1,579
Accumulated deficit	(397)	(357)
Accumulated other comprehensive loss	(612)	(540)
Total Tronox Holdings plc shareholders’ equity	576	683
Noncontrolling interest	104	179
Total equity	680	862
Total liabilities and equity	$4,726	$4,642

TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

(Millions of U.S. dollars)

	Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(30)	$(41)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	47	48
Deferred income taxes	(3)	3
Share-based compensation expense	8	7
Amortization of deferred debt issuance costs and discount on debt	2	5
Impairment loss	-	25
Loss on extinguishment of debt	2	-
Other non-cash affecting net loss	6	10
Changes in assets and liabilities:
Decrease in accounts receivable, net	19	1
Increase in inventories, net	(10)	(9)
Increase in prepaid and other assets	(1)	(1)
Increase (decrease) in accounts payable and accrued liabilities	8	(47)
Net changes in income tax payables and receivables	(3)	(2)
Changes in other non-current assets and liabilities	(6)	(3)
Cash provided by (used in) operating activities	39	(4)

Cash Flows from Investing Activities:
Capital expenditures	(25)	(28)
Loans	(25)	-
Cash used in investing activities	(50)	(28)

Cash Flows from Financing Activities:
Repayments of long-term debt	(101)	(6)
Proceeds from short-term debt	94	-
Proceeds from long-term debt	222	-
Acquisition of noncontrolling interest	(148)	-
Debt issuance costs	(4)	(1)
Proceeds from the exercise of warrants	-	2
Dividends paid	(7)	(6)
Restricted stock and performance-based shares settled in cash for withholding taxes	(6)	(4)
Cash provided by (used in) financing activities	50	(15)

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1)	7
Net increase (decrease) in cash and cash equivalents and restricted cash	38	(40)
Cash, cash equivalents and restricted cash at beginning of period	1,696	1,769
Cash, cash equivalents and restricted cash at end of period	$1,734	$1,729

TRONOX HOLDINGS PLC
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)

(Millions of U.S. dollars)

	Three Months Ended March 31,
	2019	2018

Net loss (U.S. GAAP)	$(30)	$(41)
Interest expense	49	49
Interest income	(9)	(8)
Income tax provision	2	5
Depreciation, depletion and amortization expense	47	48
EBITDA (non-U.S. GAAP)	59	53
Impairment loss (a)	-	25
Share based compensation (b)	8	7
Transaction costs (c)	8	20
Loss on extinguishment of debt (d)	2	-
Foreign currency remeasurement (e)	(1)	10
Other items (f)	4	2
Adjusted EBITDA (non-U.S. GAAP)	$80	$117

(a)
Represents a pre-tax charge for the impairment and loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.

(b)	Represents non-cash share-based compensation.
(c)
Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(d)	Represents the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver.
(e)
Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, which are included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations. Prior to the first quarter of 2019, realized gains and losses associated with third party receivables and liabilities had been included in Adjusted EBITDA. Commencing with 2019, we are now excluding these amounts from Adjusted EBITDA and prior period amounts have been revised for comparability purposes. The exclusion of all of the realized and unrealized gains and losses is consistent with the reporting of Adjusted EBITDA we make to our lenders

(f)
Includes noncash pension and postretirement costs, accretion expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations. Amounts for 2019 also include the potential payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in “Other expense, net” in the unaudited Condensed Consolidated Statements of Operations.

TRONOX HOLDINGS PLC
SEGMENT INFORMATION
REVENUE, OPERATING INCOME
AND
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)

(Millions of U.S. dollars)

The following tables reconciles net sales and sales growth excluding Electrolytic:
	Three Months Ended March 31,
	2019	2018	% variance
Net sales	$390	$442	-12%
Electrolytic sales	-	(12)	-100%
Net sales, excluding Electrolytic sales	$390	$430	-9%

The following table reconciles Cash provided by operating activities, to free cash flow for the three months ended March 31, 2019:

	Consolidated

Cash provided by operating activities, continuing operations	$39
Capital expenditures	(25)
Free cash flow (non-U.S. GAAP)	$14